Exhibit E







                                            August 23, 1994



         Toys "R" Us, Inc.
         461 From Road
         Paramus, New Jersey 07652

         Dear Sirs:

                   Reference is made to (i) the Acquisition Agreement, dated as of April 20, 1994, between Toys "R" Us, Inc. ("Toys") and Petrie Stores Corporation ("PSC") (the "Acquisition Agree-ment") and (ii) the Voting Agreement and Proxy, dated as of August 23, 1994, between WP Investors, Inc. ("WP") and Milton Petrie (the "WP Proxy"), attached as Exhibit A hereto.

                   In consideration of the execution by Toys of the WP Proxy, the undersigned hereby agree that at the closing (the "Closing") of the transaction contemplated by the Stock Pur-chase Agreement dated as of August 23, 1994 by and between PSC and WP (the "Purchase Agreement"), if Toys shall simultaneously therewith execute and deliver the indemnification agreement attached as Exhibit B to the Acquisition Agreement, PSC and WP shall execute and deliver to Toys an indemnification agreement substantially in the form set forth as Exhibit A to the Acqui-sition Agreement, and subject to the execution by PSC and WP of a mutually acceptable cross indemnity agreement reflecting the allocation of liabilities as between PSC and WP provided in the Purchase Agreement. WP, PSC and Toys further agree that, at the Closing, they will execute the agreement regarding certain tax matters in substantially the form attached as Exhibit B hereto.

                                       Sincerely yours,

                                       WP INVESTORS, INC.

                                       By: /s/Reuben S. Leibowitz
                                          Name:  Reuben S. Leibowitz
                                          Title:  Vice President



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         CONSENTED TO AND AGREED:

         PETRIE STORES CORPORATION

         By: /s/ Allan Laufgraben
            Name:  Allan Laufgraben
            Title:  President-CEO

         TOYS "R" US, INC.

         By: /s/ Louis Lipschitz
            Name:  Louis Lipschitz
            Title:  Senior Vice President-Finance
                     and Chief Financial Officer
































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